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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 20, 2000


                         NORTHSTAR HEALTH SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                  0-21752                   25-1697152
----------------------------     ---------------------       -------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
        of Incorporation)                                    Identification No.)


 665 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA                    15701
 ----------------------------------------------                  ----------
    (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number including area code:    (724) 349-7500
                                                         ----------------------




                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed from last report)


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ITEM 5.  OTHER EVENTS

Signing of Definitive Merger Agreement

On March 15, 2000, the registrant signed a definitive agreement to become a wholly owned subsidiary of Benchmark Medical, Inc. of Malvern, PA. Benchmark is a newly formed, privately held company funded by Wind Point Partners, a private equity investment firm based in Chicago, IL.

The agreement calls for Benchmark to acquire all of the outstanding shares and certain options and warrants of Northstar stock at $1.50 per share. The options and warrants are triggered upon the occurrence of specified events set forth in the option and warrant agreements.

The total consideration is approximately $36 million, which includes payments to stockholders and repayment or assumption of certain obligations of the company. The transaction is subject to certain closing conditions including expiration of the Hart-Scott Rodino waiting period. The transaction is expected to close during the second calendar quarter of this current year.

A copy of the agreement and Plan of Merger is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of businesses being acquired:   None.

    (b)  Pro Forma financial information:   None.

    (c)  Exhibits:

         2.1 Agreement and Plan of Merger dated as of March 15, 2000, among Northstar Health Services, Inc., Benchmark Medical, Inc. and Northstar Acquisition Corporation.

         99.1    Press Release, dated March 15, 2000, issued by the Company.



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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           Northstar Health Services, Inc.



                           /s/ THOMAS W. ZAUCHA
                           --------------------------------
                           Name:  THOMAS W. ZAUCHA
                           Title: Chairman, CEO, President and Director
                                  (Principal Executive Officer)




                           /s/ JAMES R. MARTIN
                           ---------------------------------------------------
                           Name:  JAMES R. MARTIN
                           Title: Executive Vice President, Chief Financial
                                  Officer, Treasurer and Director
                                  (Principal Accounting and Financial Officer)



March 20,  2000